UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 19, 2018

MVB Financial Corp.
(Exact name of registrant as specified in its charter)

West Virginia	000-50567	20-0034461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Virginia Avenue, Fairmont, WV	26554-2777
(Address of principal executive offices)	(Zip Code)

(304) 363-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02    Unregistered Sales of Equity Securities.

Beginning on June 20, 2018, MVB Financial Corp. (the “Company”) issued a total of 795,500 shares of common stock, par value $1.00 per share (“Common Stock”), upon receiving notice from certain holders of the Company’s Convertible Subordinated Promissory Notes due 2024 (the “Notes”) of their election to convert their Notes into Common Stock.  The Notes were originally issued on June 30, 2014 in an aggregate principal amount of $29,400,000 and are convertible into Common Stock based on $16 per share of Common Stock.  The conversion price is subject to anti-dilution adjustments for certain events such as stock splits, reclassifications, non-cash distributions, extraordinary cash dividends, pro rata repurchases of common stock, and business combination transactions. In accordance with the terms of the Notes, a combined $12,728,000 aggregate principal amount of the Notes were converted by the converting holders, which represents approximately 43% of the original $29,400,000 aggregate principal amount of Notes.  The Common Stock issued upon conversion of the Notes were issued in reliance on the exemption from registration provided by
Section 3(a)(9) under the Securities Act of 1933, as amended.  No commission or other remuneration was paid or given directly or indirectly for soliciting such exchange. The form of Note was filed as Exhibit 10.1 to the current report on Form 8-K filed by the Company on July 7, 2014.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 19, 2018, Board of Directors of the Company voted to amend and restate the Bylaws of the Company to, among other things, (i) reduce from twenty-five percent (25%) to ten percent (10%) the number of outstanding shares necessary to call a special meeting of the Company’s shareholders, (ii) clarify shareholder notice requirements related to the calling of a special meeting, (iii) clarify shareholder notice requirements when bringing a proposal before the annual meeting of shareholders, (iv) clarify the process and requirements for shareholders to submit a nomination for the Company’s Board of Directors, (v) reduce the necessary notice required for meetings of committees of the Company’s Board of Directors from 24 hours to 12 hours and (vi) add a provision requiring director resignation in the event of default on or a charge-off of indebtedness owing from a director to a subsidiary of the Company.

The Second Amended and Restated Bylaws of the Company are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

3.1	Second Amended and Restated Bylaws of MVB Financial Corp.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp.
By	/s/ Larry F. Mazza
Larry F. Mazza President and Chief Executive Officer
Date:  June 22, 2018

EXHIBIT INDEX

Exhibit Number	Description	Exhibit Location

3.1	Second Amended and Restated Bylaws of MVB Financial Corp.	Filed herewith